Exhibit 15.1

October 6, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 10, 2016 on our review of interim financial information of Pampa Energía S.A. (the “Company”) for the six and three months periods ended June 30, 2016 and 2015, and included in the Company's Form 6-K filed with the Commission on August 19, 2016, is incorporated by reference in its Registration Statement on Form F-4/A dated October 6, 2016.

Very truly yours,

PRICE WATERHOUSE & CO. S.R.L. /s/ R. Sergio Cravero
Dr. R. Sergio Cravero (Partner)